Exhibit 99.1

Independent Bank Corp. Reports Third Quarter Net Income of $12.0 Million

Continued Strong Performance Leads to 8% Increase in Earnings Per Share

ROCKLAND, Mass.--(BUSINESS WIRE)--October 20, 2011--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $12.0 million for the third quarter of 2011, or $0.56 on a diluted earnings per share basis. The results of the third quarter 2011 represent increases of $0.04 or 7.7% on a diluted per share basis as compared to the linked quarter results and $0.03 or 5.7% versus prior year results. Net income for the year-to-date period improved by 20.7%, or 18.5% on a diluted earnings per share basis as compared to the year ago period.

Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Despite the challenging operating environment, we continue to deliver quality results. Our strong focus on the customer is a winning strategy, as consumers and businesses demonstrate that they value Rockland Trust’s knowledgeable, accessible bankers; innovative products and services; and fair, transparent pricing. Our balance sheet remains in excellent shape with solid credit quality and capital levels, and the recent expansion of our commercial lending and wealth management franchises will help us sustain our momentum.”

BALANCE SHEET

Total assets of $4.9 billion at September 30, 2011 are up $56.8 million from the prior quarter.

Total loans remained consistent at $3.7 billion at September 30, 2011, compared with the prior quarter and have grown by 6.3% since December 31, 2010 on an annualized basis. The economic uncertainty combined with a seasonally slow summer produced flat loan growth, but the Company’s pipeline continues to remain robust, as companies continue to find the value proposition of high service and flexible solutions, offered by the Company, an attractive alternative to the national banks.

Deposits remained consistent at $3.8 billion at September 30, 2011, as compared to the prior quarter. Core deposits increased by $30.5 million to $3.1 billion and grew to 83.1% of total deposits. The Company’s cost of deposits continued its steady decline to 0.37% for the quarter. The Company is experiencing robust organic household growth as seen in the core deposit growth of 10.4% compared to the year ago period.

The securities portfolio of $521.6 million decreased by $25.9 million compared to the linked quarter primarily due to pay-downs and reduced reinvestment activity due to unattractive yields.

Stockholders’ equity at September 30, 2011 increased by 1.2% to $461.1 million as compared to the balance at June 30, 2011. The Tier 1 leverage capital ratio at September 30, 2011 increased slightly to 8.59% compared with prior quarter at 8.54%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income of $41.7 million was down slightly as compared to the prior quarter primarily due to the impact of the prolonged low rate environment. The net interest margin in the third quarter of 2011 declined to 3.84%, compared to 3.97%, in the linked quarter, due to the continued reduction in interest rates driven by the global economic conditions and a modestly asset sensitive interest rate position.

NON-INTEREST INCOME

The Company recorded non-interest income of $12.3 million during the third quarter of 2011 which represents a $1.2 million, or 8.6%, decrease from the prior quarter. Significant changes in non-interest income included the following:

  Investment management revenue decreased by $112,000, or 3.1%, reflective of lower stock market valuations. Assets under management in the investment management division were $1.6 billion at September 30, 2011, a decrease of $109.7 million compared to June 30, 2011.
  Non-interest income in the second quarter benefited from the sale of securities, resulting in a gain of $723,000. There were no gains on sale of securities during the third quarter of the year.
  Mortgage banking income increased by $224,000, or 32.8%, reflective of increased volumes of mortgage originations, due to the lower rate environment.
  Other non-interest income decreased by $615,000, or 39.1%, mainly due to higher unrealized losses on the Company’s trading assets of $569,000.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $35.4 million in the third quarter of 2011, a decrease of $1.4 million, or 3.9%, when compared to the quarter ended June 30, 2011. Significant changes in non-interest expense included the following:

  Salary and employee benefits increased $806,000, or 4.1% primarily related to incremental hiring and expansion of the commercial banking business to support growth initiatives.
  Other non-interest expense decreased by $2.1 million, or 19.2%, which is primarily attributable to reductions in credit-related loan workout expenses and OREO property write-downs of $667,000, and decreases in advertising expense of $903,000.

The Company generated a return on average assets and a return on average common equity in the third quarter of 2011 of 0.99% and 10.28%, respectively, as compared to 0.95% and 9.78% for the quarter ended June 30, 2011.

ASSET QUALITY

The Company continued to maintain a solid credit profile during the quarter. Net charge-offs decreased to $1.4 million, or 0.15%, on an annualized basis of average loans for the third quarter of 2011 compared to $3.3 million, or 0.36%, for the quarter ended June 30, 2011. The provision for loan losses was $2.0 million and $3.5 million for the quarters ended September 30, 2011 and June 30, 2011, respectively. Nonperforming loans increased to $26.6 million, or 0.72% of total loans at September 30, 2011, from $21.9 million, or 0.59% of total loans at June 30, 2011. Delinquency as a percentage of loans increased to 0.89% at September 30, 2011 compared to 0.83% at June 30, 2011.

The allowance for loan losses was $47.3 million at September 30, 2011, compared with the prior quarter level of $46.6 million. The Company’s allowance for loan losses was 1.27%, as a percentage of total loans at September 30, 2011, compared to 1.25%, at June 30, 2011.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 21, 2011. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 10005109. The webcast replay will be available until October 21, 2012.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.9 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	Sept. 2011 vs.	Sept. 2011 vs.
	2011	2011	2010	June 2011	Sept. 2010

Assets
Cash and Due From Banks	$53,821	$56,679	$54,207	-5.04%	-0.71%
Interest Earning Deposits with Banks	180,352	129,420	222,392	39.35%	-18.90%
Fed Funds Sold	667	1,197	526	-44.28%	26.81%
Securities
Trading Assets	7,984	8,539	7,418	-6.50%	7.63%
Securities Available for Sale	293,073	305,895	436,887	-4.19%	-32.92%
Securities Held to Maturity	220,552	233,109	180,623	-5.39%	22.11%
Total Securities	521,609	547,543	624,928	-4.74%	-16.53%

Loans Held for Sale	22,156	12,255	21,321	80.79%	3.92%
Loans
Commercial and Industrial	567,552	568,022	438,873	-0.08%	29.32%
Commercial Real Estate	1,815,063	1,801,026	1,641,356	0.78%	10.58%
Commercial Construction	119,309	130,303	144,109	-8.44%	-17.21%
Small Business	77,230	78,905	79,897	-2.12%	-3.34%
Total Commercial	2,579,154	2,578,256	2,304,235	0.03%	11.93%
Residential Real Estate	441,600	454,597	503,471	-2.86%	-12.29%
Residential Construction	6,306	6,404	5,449	-1.53%	15.73%
Consumer - Home Equity	648,475	632,735	517,962	2.49%	25.20%
Total Consumer Real Estate	1,096,381	1,093,736	1,026,882	0.24%	6.77%
Total Other Consumer	47,590	53,239	76,926	-10.61%	-38.14%
Total Loans	3,723,125	3,725,231	3,408,043	-0.06%	9.25%
Less - Allowance for Loan Losses	(47,278)	(46,637)	(45,619)	1.37%	3.64%
Net Loans	3,675,847	3,678,594	3,362,424	-0.07%	9.32%
Federal Home Loan Bank Stock	35,854	35,854	35,854	0.00%	0.00%
Bank Premises and Equipment	47,646	46,368	45,420	2.76%	4.90%
Goodwill and Core Deposit Intangible	141,103	141,489	142,422	-0.27%	-0.93%
Other Assets	220,711	193,544	194,297	14.04%	13.59%
Total Assets	$4,899,766	$4,842,943	$4,703,791	1.17%	4.17%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$977,323	$913,960	$805,491	6.93%	21.33%
Savings and Interest Checking Accounts	1,424,060	1,479,365	1,314,273	-3.74%	8.35%
Money Market	744,682	722,234	731,091	3.11%	1.86%
Time Certificates of Deposit	641,468	671,003	766,303	-4.40%	-16.29%
Total Deposits	3,787,533	3,786,562	3,617,158	0.03%	4.71%
Borrowings
Federal Home Loan Bank Borrowings	257,873	258,012	302,545	-0.05%	-14.77%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	216,331	183,166	180,326	18.11%	19.97%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,203	2,635	2,701	-16.39%	-18.44%
Total Borrowings	568,264	535,670	577,429	6.08%	-1.59%
Total Deposits and Borrowings	4,355,797	4,322,232	4,194,587	0.78%	3.84%
Other Liabilities	82,903	65,009	83,543	27.53%	-0.77%
Stockholders' Equity
Common Stock	212	212	210	0.00%	0.95%
Additional Paid in Capital	232,845	231,987	226,255	0.37%	2.91%
Retained Earnings	232,369	224,488	201,950	3.51%	15.06%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	(4,360)	(985)	(2,754)	342.64%	58.32%
Total Stockholders' Equity	461,066	455,702	425,661	1.18%	8.32%
Total Liabilities and Stockholders' Equity	$4,899,766	$4,842,943	$4,703,791	1.17%	4.17%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	September 30,	June 30,	September 30,	Sept. 2011 vs.	Sept. 2011 vs.
	2011	2011	2010	June 2011	Sept. 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$49	$14	$135	250.00%	-63.70%
Interest and Dividends on Securities	5,007	5,452	5,843	-8.16%	-14.31%
Interest on Loans	43,763	43,938	44,436	-0.40%	-1.51%
Interest on Loans Held for Sale	116	70	174	65.71%	-33.33%
Total Interest Income	48,935	49,474	50,588	-1.09%	-3.27%
INTEREST EXPENSE
Interest on Deposits	3,419	3,544	4,801	-3.53%	-28.79%
Interest on Borrowed Funds	3,842	3,854	4,590	-0.31%	-16.30%
Total Interest Expense	7,261	7,398	9,391	-1.85%	-22.68%
Net Interest Income	41,674	42,076	41,197	-0.96%	1.16%
Less - Provision for Loan Losses	2,000	3,482	3,500	-42.56%	-42.86%
Net Interest Income after Provision for Loan Losses	39,674	38,594	37,697	2.80%	5.24%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,223	4,192	3,178	0.74%	32.88%
Interchange and ATM Fees	2,005	1,974	1,263	1.57%	58.75%
Investment Management	3,491	3,603	2,851	-3.11%	22.45%
Mortgage Banking Income	907	683	1,469	32.80%	-38.26%
BOLI Income	757	860	901	-11.98%	-15.98%
Net Gain/(Loss) on Sale of Securities	-	723	(22)	100.00%	-100.00%
Gross Change on Write-Down of Certain Investments to Fair Value	(318)	170	207	-287.06%	-253.62%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in Other Comprehensive Income	290	(306)	(214)	-194.77%	-235.51%
Net Loss on Write-Down of Certain Investments to Fair Value	(28)	(136)	(7)	-79.41%	300.00%
Other Non-Interest Income	960	1,575	2,021	-39.05%	-52.50%
Total Non-Interest Income	12,315	13,474	11,654	-8.60%	5.67%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	20,568	19,762	19,792	4.08%	3.92%
Occupancy and Equipment Expenses	4,107	4,263	3,839	-3.66%	6.98%
Data Processing and Facilities Management	1,152	1,038	1,404	10.98%	-17.95%
FDIC Assessment	691	778	1,352	-11.18%	-48.89%
Other Non-Interest Expense	8,905	11,015	8,153	-19.16%	9.22%
Total Non-Interest Expense	35,423	36,856	34,540	-3.89%	2.56%
INCOME BEFORE INCOME TAXES	16,566	15,212	14,811	8.90%	11.85%
PROVISION FOR INCOME TAXES	4,607	4,092	3,666	12.59%	25.67%
NET INCOME	$11,959	$11,120	$11,145	7.54%	7.30%

BASIC EARNINGS PER SHARE	$0.56	$0.52	$0.53	7.69%	5.66%
DILUTED EARNINGS PER SHARE	$0.56	$0.52	$0.53	7.69%	5.66%
BASIC AVERAGE SHARES	21,463,714	21,441,864	20,981,372
DILUTED AVERAGE SHARES	21,476,791	21,481,023	21,034,165

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.84%	3.97%	3.89%
Return on Average Assets	0.99%	0.95%	0.95%
Return on Average Common Equity	10.28%	9.78%	10.38%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$11,959	$11,120	$11,145	7.54%	7.30%
Non-Interest Income Components
(Less)/Add - (Gain)/Loss on Sale of Securities, net of tax	-	(428)	13

NET OPERATING EARNINGS	$11,959	$10,692	$11,158	11.85%	7.18%

Diluted Earnings Per Share, on an Operating Basis	$0.56	$0.50	$0.53	12.00%	5.66%

CONSOLIDATED STATEMENTS OF INCOME
	Nine Months Ended		% Change
	September 30,	September 30,	Sept. 2011 vs.
	2011	2010	Sept. 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$80	$267	-70.04%
Interest and Dividends on Securities	16,065	18,830	-14.68%
Interest on Loans	130,917	133,267	-1.76%
Interest on Loans Held for Sale	305	390	-21.79%
Total Interest Income	147,367	152,754	-3.53%
INTEREST EXPENSE
Interest on Deposits	10,448	16,225	-35.61%
Interest on Borrowed Funds	11,696	13,955	-16.19%
Total Interest Expense	22,144	30,180	-26.63%
Net Interest Income	125,223	122,574	2.16%
Less - Provision for Loan Losses	7,682	15,081	-49.06%
Net Interest Income after Provision for Loan Losses	117,541	107,493	9.35%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	12,374	9,566	29.35%
Interchange and ATM Fees	5,681	3,611	57.32%
Investment Management	10,310	8,768	17.59%
Mortgage Banking Income	2,637	3,091	-14.69%
BOLI Income	2,323	2,353	-1.27%
Net Gain on Sale of Securities	723	458	57.86%
Gross Change on Write-Down of Certain Investments to Fair Value	101	325	-68.92%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in Other Comprehensive Income	(305)	(594)	-48.65%
Net Loss on Write-Down of Certain Investments to Fair Value	(204)	(269)	-24.16%
Other Non-Interest Income	4,542	5,065	-10.33%
Total Non-Interest Income	38,386	32,643	17.59%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	60,582	56,662	6.92%
Occupancy and Equipment Expenses	12,946	12,068	7.28%
Data Processing and Facilities Management	3,828	4,195	-8.75%
FDIC Assessment	2,760	3,944	-30.02%
Other Non-Interest Expense	28,644	26,189	9.37%
Total Non-Interest Expense	108,760	103,058	5.53%
INCOME BEFORE INCOME TAXES	47,167	37,078	27.21%
PROVISION FOR INCOME TAXES	12,900	8,676	48.69%
NET INCOME	$34,267	$28,402	20.65%

BASIC EARNINGS PER SHARE	$1.60	$1.35	18.52%
DILUTED EARNINGS PER SHARE	$1.60	$1.35	18.52%
BASIC AVERAGE SHARES	21,401,885	20,961,378
DILUTED AVERAGE SHARES	21,434,337	21,035,914

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.94%	3.97%
Return on Average Assets	0.97%	0.83%
Return on Average Common Equity	10.10%	8.98%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$34,267	$28,402	20.65%
Non-Interest Income Components
Less - Net Gain on Sale of Securities, net of tax	(428)	(271)
Non-Interest Expense Components
Add - Fair Value Mark on a Terminated Hedging Relationship	-	328
NET OPERATING EARNINGS	$33,839	$28,459	18.91%

Diluted Earnings Per Share, on an Operating Basis	$1.58	$1.35	17.04%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended					Nine Months Ended
				% Change	% Change			% Change
	September 30,	June 30,	September 30,	Sept. 2011 vs.	Sept. 2011 vs.	September 30,	September 30,	Sept. 2011 vs.
	2011	2011	2010	June 2011	Sept. 2010	2011	2010	Sept. 2010

Non-Interest Income GAAP	$12,315	$13,474	$11,654	-8.60%	5.67%	$38,386	$32,643	17.59%
(Less)/Add - Net (Gain)/Loss on Sale of Securities	-	(723)	22	-100.00%	-100.00%	(723)	(458)	57.86%
Add - Other-Than-Temporary-Impairment on Securities	28	136	7	-79.41%	300.00%	204	269	-24.16%
Non-Interest Income as Adjusted	$12,343	$12,887	$11,683	-4.22%	5.65%	$37,867	$32,454	16.68%

Non-Interest Expense GAAP	$35,423	$36,856	$34,540	-3.89%	2.56%	$108,760	$103,058	5.53%
Less - Fair Value Mark on a Terminated Hedging Relationship	-	-	-	n/a	n/a	-	(554)	-100.00%
Non-Interest Expense as Adjusted	$35,423	$36,856	$34,540	-3.89%	2.56%	$108,760	$102,504	6.10%

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2011 and 2010 as indicated by the table above. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Nine Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2011	2010	2011	2010

Nonperforming Loans
Commercial & Industrial Loans	$1,836	$2,674	$4,417	$672	$749	$1,429	$2,107	$3,772
Small Business Loans	1,032	1,130	909	368	292	515	898	1,567
Commercial Real Estate Loans	10,673	7,007	8,966	(281)	1,236	851	1,557	4,569
Residential Real Estate Loans	10,420	8,546	7,863	88	280	24	490	452
Installment Loans - Home Equity	2,009	1,977	1,881	320	488	(38)	882	430
Installment Loans - Other	655	592	651	192	244	391	725	1,033
Total Nonperforming Loans / Total Net Charge-offs	$26,625	$21,926	$24,687	$1,359	$3,289	$3,172	$6,659	$11,823
Non-Accrual Securities	1,255	1,587	1,017
Other Assets in Possession	270	40	74
Other Real Estate Owned	8,497	7,410	9,011
Nonperforming Assets	$36,647	$30,963	$34,789

Nonperforming Loans/Gross Loans	0.72%	0.59%	0.72%
Allowance for Loan Losses/Nonperforming Loans	177.57%	212.70%	184.79%
Gross Loans/Total Deposits	98.30%	98.38%	94.22%
Allowance for Loan Losses/Total Loans	1.27%	1.25%	1.34%

Net charge-offs to average loans (quarter annualized)				0.15%	0.36%	0.37%
Net charge-offs to average loans (year-to-date annualized)							0.24%	0.46%

	For the	For the
	Three Months Ending	Three Months Ending
	September 30,	June 30,
Nonperforming Assets Reconciliation	2011	2011
Nonperforming Assets Beginning Balance	$30,963	$33,856
New to Nonperforming	12,937	9,085
Loans Charged-Off	(2,171)	(3,587)
Loans Paid-Off	(2,708)	(5,130)
Loans Transferred to Other Real Estate Owned/Other Assets	(1,458)	(1,172)
Loans Restored to Accrual Status	(1,415)	(638)
New to Other Real Estate Owned	1,458	1,172
Sale of Other Real Estate Owned	(300)	(3,214)
Other	(659)	591
Nonperforming Assets Ending Balance	$36,647	$30,963

	September 30,	June 30,	September 30,
Financial Ratios	2011	2011	2010
Book Value per Common Share	$21.48	$21.24	$20.08
Tangible Common Book Value per Share (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$15.85	$15.60	$14.34
Tangible Common Capital/Tangible Assets	6.72%	6.68%	6.21%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	7.12%	7.09%	6.64%

Capital Adequacy
Tier one leverage capital ratio (1)	8.59%	8.54%	7.99%
Tier one common ratio (1)	9.03%	8.85%	8.63%

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited - Dollars in Thousands)	Three Months Ended
	September 30, 2011			June 30, 2011			September 30, 2010
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$78,285	$49	0.25%	$23,049	$14	0.24%	$200,862	$135	0.27%
Securities:
Trading Assets	8,437	72	3.39%	8,600	71	3.31%	7,257	61	3.33%
Taxable Investment Securities	526,509	4,856	3.66%	556,301	5,286	3.81%	561,240	5,618	3.97%
Non-taxable Investment Securities (1)	7,104	133	7.43%	8,610	161	7.50%	15,953	277	6.89%
Total Securities:	542,050	5,061	3.70%	573,511	5,518	3.86%	584,450	5,956	4.04%
Loans Held for Sale	12,422	116	3.70%	8,659	70	3.24%	15,738	174	4.39%
Loans
Commercial and Industrial	555,745	5,840	4.17%	535,764	5,710	4.27%	440,539	5,077	4.57%
Commercial Real Estate	1,800,914	23,496	5.18%	1,787,364	23,618	5.30%	1,641,627	23,736	5.74%
Commercial Construction	129,540	1,495	4.58%	128,747	1,482	4.62%	148,151	1,792	4.80%
Small Business	77,850	1,141	5.81%	79,834	1,151	5.78%	80,740	1,221	6.00%
Total Commercial	2,564,049	31,972	4.95%	2,531,709	31,961	5.06%	2,311,057	31,826	5.46%
Residential Real Estate	450,225	4,915	4.33%	457,651	5,167	4.53%	525,003	6,174	4.67%
Residential Construction	6,735	73	4.30%	4,535	55	4.86%	4,874	63	5.13%
Consumer - Home Equity	638,991	6,103	3.79%	627,832	5,920	3.78%	507,308	4,914	3.84%
Total Consumer Real Estate	1,095,951	11,091	4.01%	1,090,018	11,142	4.10%	1,037,185	11,151	4.27%
Total Other Consumer	49,864	978	7.78%	56,292	1,098	7.82%	82,130	1,593	7.70%
Total Loans:	3,709,864	44,041	4.71%	3,678,019	44,201	4.82%	3,430,372	44,570	5.15%
Total Interest-Earning Assets	$4,342,621	$49,267	4.50%	$4,283,238	$49,803	4.66%	$4,231,422	$50,835	4.77%
Cash and Due from Banks	57,103			56,122			55,357
Federal Home Loan Bank Stock	35,854			35,854			35,854
Other Assets	345,400			322,033			323,523
Total Assets	$4,780,978			$4,697,247			$4,646,156
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,364,307	$839	0.24%	$1,365,892	$850	0.25%	$1,220,073	$1,040	0.34%
Money Market	723,736	763	0.42%	723,345	815	0.45%	757,154	1,058	0.55%
Time Deposits	659,154	1,817	1.09%	669,941	1,879	1.12%	805,825	2,703	1.33%
Total interest-bearing deposits:	$2,747,197	$3,419	0.49%	$2,759,178	$3,544	0.52%	$2,783,052	$4,801	0.68%
Borrowings:
Federal Home Loan Bank Borrowings	$261,681	$1,814	2.75%	$276,984	$1,743	2.52%	$302,610	$2,372	3.11%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	201,588	559	1.10%	181,631	657	1.45%	179,983	740	1.63%
Junior Subordinated Debentures	61,857	922	5.91%	61,857	913	5.92%	61,857	931	5.97%
Subordinated Debentures	30,000	547	7.23%	30,000	541	7.23%	30,000	547	7.23%
Other Borrowings	2,385	-	0.00%	2,541	-	0.00%	2,602	-	0.00%
Total Borrowings:	557,511	3,842	2.73%	553,013	3,854	2.80%	577,052	4,590	3.16%
Total Interest-Bearing Liabilities	$3,304,708	$7,261	0.87%	$3,312,191	$7,398	0.90%	$3,360,104	$9,391	1.11%
Demand Deposits	944,518			870,585			796,205

Other Liabilities	70,380			58,621			63,790
Total Liabilities	$4,319,606			$4,241,397			$4,220,099
Stockholders' Equity	461,372			455,850			426,057
Total Liabilities and Stockholders' Equity	$4,780,978			$4,697,247			$4,646,156

Net Interest Income		$42,006			$42,405			$41,444

Interest Rate Spread (2)			3.63%			3.76%			3.66%

Net Interest Margin (3)			3.84%			3.97%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,691,715	$3,419		$3,629,763	$3,544		$3,579,257	$4,801
Cost of Total Deposits			0.37%			0.39%			0.53%
Total Funding Liabilities, including Demand Deposits	$4,249,226	$7,261		$4,182,776	$7,398		$4,156,309	$9,391
Cost of Total Funding Liabilities			0.68%			0.71%			0.90%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $332, 329, and $247 for the three months ended September 30, 2011, June 30, 2011, and September 30, 2010, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2011			September 30, 2010
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$43,181	$80	0.25%	$138,319	$267	0.26%
Securities:
Trading Assets	8,388	206	3.28%	7,143	183	3.43%
Taxable Investment Securities	550,425	15,573	3.78%	562,422	18,093	4.30%
Non-taxable Investment Securities (1)	8,619	484	7.50%	17,582	936	7.12%
Total Securities:	567,432	16,263	3.83%	587,147	19,212	4.37%
Loans Held for Sale	11,750	305	3.47%	10,204	390	5.11%
Loans
Commercial and Industrial	530,774	16,951	4.27%	406,838	14,051	4.62%
Commercial Real Estate	1,779,379	70,310	5.28%	1,639,380	70,833	5.78%
Commercial Construction	127,285	4,388	4.61%	161,823	5,967	4.93%
Small Business	79,314	3,471	5.85%	81,506	3,639	5.97%
Total Commercial	2,516,752	95,120	5.05%	2,289,547	94,490	5.52%
Residential Real Estate	458,609	15,481	4.51%	536,918	19,424	4.84%
Residential Construction	5,005	172	4.59%	7,146	276	5.16%
Consumer - Home Equity	622,952	17,645	3.79%	492,048	14,140	3.84%
Total Consumer Real Estate	1,086,566	33,298	4.10%	1,036,112	33,840	4.37%
Total Other Consumer	56,688	3,305	7.79%	93,232	5,388	7.73%
Total Loans:	3,660,006	131,723	4.81%	3,418,891	133,718	5.23%
Total Interest-Earning Assets	$4,282,369	$148,371	4.63%	$4,154,561	$153,587	4.94%
Cash and Due from Banks	55,101			64,314
Federal Home Loan Bank Stock	35,854			35,854
Other Assets	329,456			310,992
Total Assets	$4,702,780			$4,565,721
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,340,077	$2,449	0.24%	$1,153,459	$3,521	0.41%
Money Market	723,675	2,362	0.44%	740,128	3,699	0.67%
Time Deposits	667,279	5,636	1.13%	845,631	9,005	1.42%
Total interest-bearing deposits:	$2,731,031	$10,447	0.51%	$2,739,218	$16,225	0.79%
Borrowings:
Federal Home Loan Bank Borrowings	$291,103	$5,468	2.51%	$322,221	$7,196	2.99%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	187,221	1,867	1.33%	182,456	2,391	1.75%
Junior Subordinated Debentures	61,857	2,738	5.92%	61,857	2,744	5.93%
Subordinated Debentures	30,000	1,624	7.24%	30,000	1,624	7.24%
Other Borrowings	2,561	-	0.00%	2,704	-	0.00%
Total Borrowings:	572,742	11,697	2.73%	599,238	13,955	3.11%
Total Interest-Bearing Liabilities	$3,303,773	$22,144	0.90%	$3,338,456	$30,180	1.21%
Demand Deposits	882,460			750,895

Other Liabilities	62,968			53,622
Total Liabilities	$4,249,201			$4,142,973
Stockholders' Equity	453,579			422,748
Total Liabilities and Stockholders' Equity	$4,702,780			$4,565,721

Net Interest Income		$126,227			$123,407

Interest Rate Spread (2)			3.73%			3.73%

Net Interest Margin (3)			3.94%			3.97%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,613,491	$10,447		$3,490,113	$16,225
Cost of Total Deposits			0.39%			0.62%
Total Funding Liabilities, including Demand Deposits	$4,186,233	$22,144		$4,089,351	$30,180
Cost of Total Funding Liabilities			0.71%			0.99%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,004 and $833 for the nine months ended September 30, 2011, and September 30, 2010, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer